EXHIBIT 99.3

Report of Independent Public Accountants

To the Board of Directors and Stockholders of
Advance Auto Parts, Inc.:

We have audited the accompanying consolidated balance sheets of Advance Auto Parts, Inc. (a Delaware company) and subsidiaries (the Company), as of December 29, 2001, and December 30, 2000, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the three years in the period ended December 29, 2001. These financial statements and the schedules referred to below are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advance Auto Parts, Inc. and subsidiaries as of December 29, 2001, and December 30, 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 29, 2001, in conformity with accounting principles generally accepted in the United States.

As explained in Note 2 to the financial statements, effective December 31, 2000, the Company changed its method of accounting for certain cooperative advertising funds.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedules listed in the index to financial statements and schedules are presented for purposes of complying with the Securities and Exchange Commission’s rules and are not part of the basic financial statements. These schedules have been subjected to the auditing procedures applied in the audits of basic financial statements and, in our opinion, fairly state in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

AR	THUR ANDERSEN LLP

Greensboro, North Carolina,
March 5, 2002.

ADVANCE AUTO PARTS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 29, 2001 and December 30, 2000
(in thousands, except per share data)

ASSETS	December 29, 2001	December 30, 2000
Current assets:
Cash and cash equivalents	$18,117	$18,009
Receivables, net	93,704	80,578
Inventories, net	982,000	788,914
Other current assets	42,027	10,274

Total current assets	1,135,848	897,775
Property and equipment, net	711,282	410,960
Assets held for sale	60,512	25,077
Other assets, net	42,973	22,548

	$1,950,615	$1,356,360

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Bank overdrafts	$34,748	$13,599
Current portion of long-term debt	23,715	9,985
Accounts payable	429,041	387,852
Accrued expenses	176,218	124,962
Other current liabilities	30,027	42,794

Total current liabilities	693,749	579,192

Long-term debt	932,022	576,964

Other long-term liabilities	36,273	43,933

Commitments and contingencies
Stockholders’ equity:
Preferred stock, nonvoting, $0.0001 par value, 10,000 shares authorized; no shares issued or outstanding	—	—
Common stock, voting, $.0001 par value; 100,000 shares authorized; 32,692 and 28,289 issued and outstanding	3	3
Additional paid-in capital	496,538	375,209
Stockholder subscription receivables	(2,676)	(2,364)
Accumulated deficit	(205,294)	(216,577)

Total stockholders’ equity	288,571	156,271

	$1,950,615	$1,356,360

The accompanying notes to consolidated financial statements
are an integral part of these balance sheets.

ADVANCE AUTO PARTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 29, 2001, December 30, 2000, and January 1, 2000
(in thousands, except per share data)

	2001	2000	1999
Net sales	$2,517,639	$2,288,022	$2,206,945
Cost of sales, including purchasing and warehousing costs	1,441,613	1,392,127	1,404,113
Expenses associated with supply chain initiatives	9,099	—	—

Gross profit	1,066,927	895,895	802,832
Selling, general and administrative expenses	947,531	801,521	740,481
Expenses associated with supply chain initiatives	1,394	—	—
Impairment of assets held for sale	12,300	856	—
Expenses associated with merger-related restructuring	3,719	—	—
Expenses associated with merger and integration	1,135	—	41,034
Non-cash stock option compensation expense	11,735	729	1,082

Operating income	89,113	92,789	20,235
Other, net:
Interest expense	61,895	66,640	62,792
Other income, net	1,283	1,012	4,647

Total other expense, net	60,612	65,628	58,145

Income (loss) before provision (benefit) for income taxes, extraordinary items, and cumulative effect of a change in accounting principle	28,501	27,161	(37,910)
Provision (benefit) for income taxes	11,312	10,535	(12,584)

Income (loss) before extraordinary items and cumulative effect of a change in accounting principle	17,189	16,626	(25,326)
Extraordinary items, (loss) gain on debt extinguishment, net of ($2,424) and $1,759 income taxes, respectively	(3,682)	2,933	—
Cumulative effect of a change in accounting principle, net of $1,360 income taxes	(2,065)	—	—

Net income (loss)	$11,442	$19,559	$(25,326)

The accompanying notes to consolidated financial statements
are an integral part of these statements.

ADVANCE AUTO PARTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS—(Continued)

For the Years Ended December 29, 2001, December 30, 2000, and January 1, 2000
(in thousands, except per share data)

	2001	2000	1999
Net income (loss) per basic share from:
Income (loss) before extraordinary items and cumulative effect of a change in accounting principle	$0.60	$0.59	$(0.90)
Extraordinary items, (loss) gain on debt extinguishment	(0.13)	0.10	—
Cumulative effect of change in accounting principle	(0.07)	—	—

	$0.40	$0.69	$(0.90)

Net income (loss) per diluted share from:
Income (loss) before extraordinary items and cumulative effect of a change in accounting principle	$0.59	$0.58	$(0.90)
Extraordinary items, (loss) gain on debt extinguishment	(0.13)	0.10	—
Cumulative effect of change in accounting principle	(0.07)	—	—

	$0.39	$0.68	$(0.90)

Average common shares outstanding	28,637	28,296	28,269
Dilutive effect of stock options	521	315	—

Average common shares outstanding—assuming dilution	29,158	28,611	28,269

Pro forma effect of change in accounting principle:
Income (loss) before extraordinary items and cumulative effect of a change in accounting principle	$17,189	$16,391	$(25,776)

Per basic share	$0.60	$0.58	$(0.91)
Per diluted share	$0.59	$0.57	$(0.91)

Net income (loss)	$13,507	$19,324	$(25,776)

Per basic share	$0.47	$0.68	$(0.91)
Per diluted share	$0.46	$0.68	$(0.91)

The accompanying notes to consolidated financial statements
are an integral part of these statements.

ADVANCE AUTO PARTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Years Ended December 29, 2001, December 30, 2000, and January 1, 2000
(in thousands)

	Preferred Stock		Common Stock		Additional Paid-in Capital	Stockholder Subscription Receivables	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance, January 2, 1999	—	$—	28,262	$3	$371,580	$(2,526)	$(209,966)	$159,091
Net loss	—	—	—	—	—	—	(25,326)	(25,326)
Non-cash stock option compensation expense	—	—	—	—	1,082	—	—	1,082
Other	—	—	(118)	—	(908)	518	(503)	(893)

Balance, January 1, 2000	—	—	28,144	3	371,754	(2,008)	(235,795)	133,954
Net income	—	—	—	—	—	—	19,559	19,559
Non-cash stock option compensation expense	—	—	—	—	729	—	—	729
Other	—	—	145	—	2,726	(356)	(341)	2,029

Balance, December 30, 2000	—	—	28,289	3	375,209	(2,364)	(216,577)	156,271
Net income	—	—	—	—	—	—	11,442	11,442
Discount acquisition (Note 3)	—	—	4,310	—	107,129	—	—	107,129
Non-cash stock option compensation expense	—	—	—	—	11,735	—	—	11,735
Other	—	—	93	—	2,465	(312)	(159)	1,994

Balance, December 29, 2001	—	$—	32,692	$3	$496,538	$(2,676)	$(205,294)	$288,571

The accompanying notes to consolidated financial statements are an integral part of these statements.

ADVANCE AUTO PARTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 29, 2001, December 30, 2000, and January 1, 2000
(dollars in thousands)

	2001	2000	1999
Cash flows from operating activities:
Net income (loss)	$11,442	$19,559	$(25,326)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	71,231	66,826	58,147
Amortization of stock option compensation	11,735	729	1,082
Amortization of deferred debt issuance costs	3,121	3,276	3,478
Amortization of bond discount	11,468	9,853	8,700
Amortization of interest on capital lease obligation	—	42	201
Extraordinary loss (gain) on extinguishment of debt, net of tax	3,682	(2,933)	—
Cumulative effect of a change in accounting principle	2,065	—	—
Losses on sales of property and equipment, net	2,027	885	119
Impairment of assets held for sale	12,300	856	—
Provision (benefit) for deferred income taxes	(3,023)	683	(12,650)
Net decrease (increase) in:
Receivables, net	3,073	19,676	(8,128)
Inventories	13,101	(39,467)	(23,090)
Other assets	172	14,921	(4,817)
Net increase (decrease) in:
Accounts payable	(17,663)	46,664	(5,721)
Accrued expenses	(5,106)	(29,540)	(21,958)
Other liabilities	(16,089)	(8,079)	8,987

Net cash provided by (used in) operating activities	103,536	103,951	(20,976)

Cash flows from investing activities:
Purchases of property and equipment	(63,695)	(70,566)	(105,017)
Proceeds from sales of property and equipment and assets held for sale	2,640	5,626	3,130
Acquisition of businesses, net of cash acquired	(389,953)	—	(13,028)
Other	—	—	1,091

Net cash used in investing activities	(451,008)	(64,940)	(113,824)

Cash flows from financing activities:
Increase (decrease) in bank overdrafts	5,679	1,884	(8,688)
Borrowings (repayments) under notes payable	(784)	784	—
Proceeds from the issuance of subordinated notes	185,604	—	—
Early extinguishment of debt	(270,299)	(24,990)	—
Borrowings under credit facilities	697,500	278,100	465,000
Payments on credit facilities	(254,701)	(306,100)	(339,500)
Payment of debt issuance costs	(17,984)	—	(972)
(Repurchases of) proceeds from stock transactions under subscription plan	(550)	1,602	423
Proceeds from exercise of stock options	2,381	—	—
Other	734	5,141	4,999

Net cash provided by (used in) financing activities	347,580	(43,579)	121,262

Net increase (decrease) in cash and cash equivalents	108	(4,568)	(13,538)
Cash and cash equivalents, beginning of year	18,009	22,577	36,115

Cash and cash equivalents, end of year	$18,117	$18,009	$22,577

The accompanying notes to consolidated financial statements
are an integral part of these statements.

ADVANCE AUTO PARTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS—(Continued)

For the Years Ended December 29, 2001, December 30, 2000, and January 1, 2000
(dollars in thousands)

	2001	2000	1999
Supplemental cash flow information:
Interest paid	$41,480	$51,831	$46,264
Income tax refunds (payments), net	(15,452)	6,175	(3,792)
Noncash transactions:
Issuance of common stock and stock options—Discount acquisition	107,129	—	—
Conversion of capital lease obligation	—	3,509	—
Accrued purchases of property and equipment	10,725	9,299	543
Accrued debt issuances costs	2,156	—	—
Equity transactions under the stockholder subscription and
employee stock option plan	411	1,281	1,660
Obligations under capital lease	—	—	3,266

The accompanying notes to consolidated financial statements
are an integral part of these statements.

ADVANCE AUTO PARTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 29, 2001, December 30, 2000, and January 1, 2000
(in thousands, except per share data and per store data)

1.    Organization and Description of Business:

On November 28, 2001, Advance Holding Corporation (“Holding”) was merged with and into Advance Auto Parts, Inc. (“Advance”) with Advance continuing as the surviving entity. Shareholders of Holding received one share of Advance common stock in exchange for each outstanding share of Holding common stock. In addition, separate classes of common stock were eliminated, the par value of each share of common stock and preferred stock was set at $0.0001 and $0.0001 per share, respectively, and 100,000 and 10,000 shares of common stock and preferred stock were authorized, respectively. This transaction was a reorganization among entities under common control and has been treated in a manner similar to a pooling of interests. Accordingly, the accompanying financial statements have been changed to reflect this transaction as if it occurred on January 2, 1999. Advance was created in August 2001 and had no separate operations. Accordingly, the change resulted only in reclassifications between common stock and additional paid-in capital.

Advance and its Subsidiaries (the “Company”) maintain a Retail and Wholesale segment within the United States, Puerto Rico and the Virgin Islands. The Retail segment operates 2,484 retail stores under the “Advance Auto Parts”, “Western Auto” and “Discount Auto Parts” trade names. The Advance Auto Parts stores offer automotive replacement parts, accessories and maintenance items throughout the Northeastern, Southeastern and Midwestern regions of the United States, with no significant concentration in any specific area. The Western Auto stores, located in Puerto Rico, the Virgin Islands and one Company owned store in California offer certain home and garden merchandise in addition to automotive parts, accessories and service. The Discount Auto Parts stores offer automotive replacement parts, accessories and maintenance items throughout the Southeast portion of the United States. The Wholesale segment consists of the wholesale operations, including distribution services to approximately 470 independent dealers located throughout the United States, primarily operating under the “Western Auto” trade name.

2.    Summary of Significant Accounting Policies:

Accounting Period

The Company’s fiscal year ends on the Saturday nearest the end of December.

Principles of Consolidation

The consolidated financial statements include the accounts of Advance and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash, Cash Equivalents and Bank Overdrafts

Cash and cash equivalents consist of cash in banks and money market funds. Bank overdrafts include net outstanding checks not yet presented to a bank for settlement.

ADVANCE AUTO PARTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 29, 2001, December 30, 2000, and January 1, 2000
(in thousands, except per share data and per store data)

Vendor Incentives and Change in Accounting Method

The Company receives incentives from vendors related to cooperative advertising allowances, volume rebates and other miscellaneous agreements. Many of the incentives are under long-term agreements (terms in excess of one year), while others are negotiated on an annual basis. Cooperative advertising revenue restricted by our vendors for advertising use only requires us to submit proof of advertising. These restricted cooperative advertising allowances are recognized as a reduction to selling, general and administrative expenses as advertising expenditures are incurred. Unrestricted cooperative advertising revenue (i.e. does not require proof of advertising), rebates and other miscellaneous incentives are earned based on purchases and/or the turn of inventory. The Company records unrestricted cooperative advertising and volume rebates earned as a reduction of inventory and recognizes the incentives as a reduction to cost of sales as the inventory is sold. The Company recognizes the incentives earned related to other incentives as a reduction to cost of sales over the life of the agreement based on the timing of purchases. These incentives are not recorded as reductions to inventory. The amounts earned under long-term arrangements not recorded as reduction of inventory are based on our estimate of total purchases that will be made over the life of the contracts and the amount of incentives that will be earned. The incentives are generally recognized based on the cumulative purchases as a percentage of total estimated purchases over the life of the contract. The Company’s margins could be impacted positively or negatively if actual purchases or results differ from our estimates but over the life of the contract would be the same. Short-term incentives are recognized as a reduction to cost of sales over the course of the annual agreement term and are not recorded as reductions to inventory.

Amounts received or receivable from vendors that are not yet earned are reflected as deferred revenue in the accompanying consolidated balance sheets. Management’s estimate of the portion of deferred revenue that will be realized within one year of the balance sheet date has been included in other current liabilities in the accompanying consolidated balance sheets. Total deferred revenue is $17,046 and $26,994 at December 29, 2001 and December 30, 2000. Earned amounts that are receivable from vendors are included in receivables, net on the accompanying consolidated balance sheets.

Effective December 31, 2000, the Company changed its method of accounting for unrestricted cooperative advertising funds received from certain vendors to recognize these payments as a reduction to the cost of inventory acquired from these vendors. Previously, these funds were accounted for in the same manner as restricted cooperative advertising allowances. The new method was adopted to better align the reporting of these payments with the Company’s and the vendors’ use of these payments as reductions to the price of inventory acquired from the vendors. The effect of the change in fiscal 2001 was to increase income from continuing operations by $358. The cumulative effect of retroactive application of the change on the year ended December 29, 2001, was to reduce income before extraordinary item by approximately $2,065, net of $1,360 income tax, or $0.07 per share. The pro forma amounts shown on the statement of operations have been adjusted for the effect of retroactive application of the new method on net income and related income taxes for all periods presented

Preopening Expenses

Preopening expenses, which consist primarily of payroll and occupancy costs, are expensed as incurred.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expense incurred was approximately $56,698, $53,658, and $65,524 in fiscal 2001, 2000 and 1999, respectively.

Merger and Integration Costs

As a result of the Western Merger (Note 4) and the Discount acquisition (Note 3), the Company incurred, and will continue to incur through fiscal 2002 in connection with the Discount acquisition, costs related to,

ADVANCE AUTO PARTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 29, 2001, December 30, 2000, and January 1, 2000
(in thousands, except per share data and per store data)

among other things, overlapping administrative functions and store conversions that have been expensed as incurred. These costs are presented as expenses associated with the merger and integration in the accompanying statements of operations.

Warranty Costs

The Company’s vendors are primarily responsible for warranty claims. Warranty costs relating to merchandise and services sold under warranty, which are not covered by vendors’ warranties, are estimated based on the Company’s historical experience and are recorded in the period the product is sold.

Revenue Recognition and Trade Receivables

The Company recognizes merchandise revenue at the point of sale to a retail customer and point of shipment to a wholesale customer, while service revenue is recognized upon performance of service. The majority of sales are made for cash; however, the Company extends credit to certain commercial customers through a third-party provider of private label credit cards. Receivables under the private label credit card program are transferred to the third-party provider on a limited recourse basis. The Company provides an allowance for doubtful accounts on receivables sold with recourse based upon factors related to credit risk of specific customers, historical trends and other information. This arrangement is accounted for as a secured borrowing. Receivables and the related secured borrowings under the private label credit card were $16,400 and $15,666 at December 29, 2001 and December 30, 2000, respectively, and are included in accounts receivable and other current liabilities, respectively, in the accompanying consolidated balance sheets. Additionally, at December 29, 2001, Discount had $3,457 in trade receivables under their commercial credit program.

Change in Accounting Estimate

In July of fiscal 2000, the Company adopted a change in an accounting estimate to reduce the depreciable lives of certain property and equipment on a prospective basis. The effect on operations was to increase depreciation expense by $2,458 for fiscal 2000. At December 29, 2001, the effected assets were fully depreciated.

Earnings Per Share of Common Stock

Basic earnings per share of common stock has been computed based on the weighted-average number of common shares outstanding during the period. Diluted earnings per share of common stock reflects the increase in the weighted-average number of common shares outstanding assuming the exercise of outstanding stock options, calculated on the treasury stock method. The number of outstanding stock options considered antidilutive for either part or all of the fiscal year and not included in the calculation of diluted net income (loss) per share for the fiscal years ended December 29, 2001, December 30, 2000 and January 1, 2000 were 509, 1,566 and 230, respectively.

Recent Accounting Pronouncements

In June 1998, the Financial Accounting Standards Board (““FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities”. This Statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. It

ADVANCE AUTO PARTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 29, 2001, December 30, 2000, and January 1, 2000
(in thousands, except per share data and per store data)

requires companies to recognize all derivatives as either assets or liabilities in their statements of financial position and measure those instruments at fair value. In September 1999, the FASB issued SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities—Deferral of the Effective Date of FASB Statement No. 133,” which delayed the effective date of SFAS No. 133 to fiscal years beginning after June 15, 2000. The FASB issued also SFAS No. 138, “Accounting for Derivative Instruments and Certain Hedging Activities—an Amendment of SFAS No. 133,” which amended the accounting and reporting standards for certain risks related to normal purchases and sales, interest and foreign currency transactions addressed by SFAS No. 133. The Company adopted SFAS No. 133 on December 31, 2000 with no material impact on financial position or results of its operations.

In September 2000, the FASB issued SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities—a Replacement of FASB Statement No. 125”. This statement replaces SFAS No. 125, but carries over most of the provisions of SFAS No. 125 without reconsideration. The Company implemented SFAS No. 140 during the first quarter of fiscal 2001. The implementation had no impact on the Company’s financial position or results of operations.

In June 2001, the FASB issued SFAS No. 141, “Business Combinations” and No. 142, “Goodwill and Other Intangible Assets”. SFAS No. 141 addresses accounting and reporting for all business combinations and requires the use of the purchase method for business combinations. SFAS No. 141 also requires recognition of intangible assets apart from goodwill if they meet certain criteria. SFAS No. 142 establishes accounting and reporting standards for acquired goodwill and other intangible assets. Under SFAS No. 142, goodwill and intangibles with indefinite useful lives are no longer amortized but are instead subject to at least an annual assessment for impairment by applying a fair-value based test. SFAS No. 141 applies to all business combinations initiated after June 30, 2001. SFAS No. 142 is effective for the Company’s existing goodwill and intangible assets beginning on December 30, 2001. SFAS No. 142 is effective immediately for goodwill and intangibles acquired after June 30, 2001. For fiscal year 2001, the Company had amortization expense of approximately $444 related to existing goodwill of $3,251 at December 29, 2001. Such amortization will be eliminated upon adoption of SFAS No. 142. Although the Company is currently evaluating the impact of other provisions of SFAS Nos. 141 and 142, management does not expect that the adoption of these statements will have a material impact on its financial position or results of operations.

In August 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations.” SFAS No. 143 establishes accounting standards for recognition and measurement of an asset retirement obligation and an associated asset retirement cost and is effective for fiscal year 2003. The Company does not expect SFAS No. 143 to have a material impact on its financial position or the results of its operations.

In August 2001, the FASB also issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. This statement replaces both SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of” and Accounting Principles Board (APB) Opinion No. 30, “Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions.” SFAS 144 retains the basic provisions from both SFAS 121 and APB 30 but includes changes to improve financial reporting and comparability among entities. The Company will adopt the provisions of SFAS 144 during the first quarter of fiscal 2002. Management does not expect the adoption of SFAS No. 144 to have a material impact on the Company’s financial position or the results of its operations.

ADVANCE AUTO PARTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 29, 2001, December 30, 2000, and January 1, 2000
(in thousands, except per share data and per store data)

Reclassifications

Certain items in the fiscal 2000 and fiscal 1999 financial statements have been reclassified to conform with the fiscal 2001 presentation.

3.    Discount Acquisition

On November 28, 2001, the Company acquired 100% of the outstanding common stock of Discount Auto Parts, Inc. (“Discount”). Discount’s shareholders received $7.50 per share in cash plus 0.2577 shares of Advance common stock for each share of Discount common stock. The Company issued 4,310 shares of Advance common stock to the former Discount shareholders, which represented 13.2% of the Company’s total shares outstanding immediately following the acquisition.

Discount was the fifth largest specialty retailer of automotive parts, accessories and maintenance items in the United States with 671 stores in six states, including the leading market position in Florida, with 437 stores. The Discount acquisition further solidified the Company’s leading market position throughout the Southeast. The Company also expects to achieve ongoing purchasing savings and savings from the optimization of the combined distribution networks and the reduction of overlapping administrative functions as we convert the Discount stores to Advance stores.

In connection with the Discount acquisition, the Company issued an additional $200,000 face value of 10.25% senior subordinated notes and entered into a new senior credit facility that provides for (1) a $180,000 tranche A term loan facility and a $305,000 tranche B term loan facility and (2) a $160,000 revolving credit facility (including a letter of credit sub-facility). Upon the closing of the Discount acquisition, the Company used $485,000 of borrowings under the new senior credit facility and net proceeds of $185,600 from the sale of the senior subordinated notes to, among other things, pay the cash portion of the acquisition consideration, repay all amounts outstanding under the Company’s then-existing credit facility, repay all outstanding indebtedness of Discount and purchase Discount’s Gallman distribution facility from the lessor.

ADVANCE AUTO PARTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 29, 2001, December 30, 2000, and January 1, 2000
(in thousands, except per share data and per store data)

In accordance with SFAS No. 141, the acquisition has been accounted for under the purchase method of accounting and was effective for accounting purposes on December 2, 2001. Accordingly, the results of operations of Discount for the period from December 2, 2001, to December 29, 2001, are included in the accompanying consolidated financial statements. The purchase price has been allocated to the assets acquired and liabilities assumed based upon estimates of fair values. Such estimates are preliminary and subject to the finalization of plans to exit certain activities. Negative goodwill of $75,724, resulting from excess fair value over the purchase price, was allocated proportionately as a reduction to certain noncurrent assets, primarily property and equipment. The purchase price was $480,977, primarily including the issuance of 4,310 shares of Advance common stock and 575 options to purchase shares of Advance common stock, cash consideration for $7.50 per share and the “in the money” stock options of $128,479, repayment of Discount’s existing debt and prepayment penalties of $204,711 and the purchase of Discount’s Gallman distribution facility from the lessor for $34,062. The cost assigned to the 4,310 shares of common stock is $106,025 and was determined based on the market price of Discount’s common stock on the approximate announcement date of the acquisition. The cost assigned to the 575 options to purchase common stock is $1,104 and was determined using the Black-Scholes option-pricing model with the following assumptions: (i) risk-free interest rate of 3.92%; (ii) an expected life of two years; (iii) a volatility factor of .40; (iv) a fair value of common stock of $24.60; and (v) expected dividend yield of zero. The following table summarizes the amounts assigned to assets acquired and liabilities assumed at the date of the acquisition.

December 2, 2001
Current Assets:
Cash and cash equivalents	$6,030
Receivables, net	15,591
Inventories	192,402
Other current assets	34,590
Property and equipment	316,784
Assets held for sale	38,546
Other Assets(a)	9,269

Total assets acquired	613,212

Current liabilities:
Bank overdrafts	(15,470)
Accounts payable	(58,852)
Current liabilities(b)	(56,828)
Other long-term liabilities(b)	(1,085)

Total liabilities assumed	(132,235)
Net assets acquired	$480,977

(a)	Includes $1,652 assigned to the Discount trade dress with a useful life of approximately 3 years.
(b)	Includes restructuring liabilities established in purchase accounting of approximately $11,397 for severance and relocation costs, facility and other exit costs (Note 4)

Total acquisition costs related to the transaction were approximately $8,804, of which $1,555 is reflected in accrued liabilities at December 29, 2001.

ADVANCE AUTO PARTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 29, 2001, December 30, 2000, and January 1, 2000
(in thousands, except per share data and per store data)

The following unaudited pro forma information presents the results of operations of the Company as if the acquisition had taken place at the beginning of the applicable period:

	2001	2000
Net sales	$3,144,694	$2,928,036
Net income from continuing operations	26,011	33,858

Net income from continuing operations per pro forma basic share	$0.80	$1.04
Net income from continuing operations per pro forma diluted share	$0.78	$1.03

The proforma amounts give effect to certain adjustments, including changes in interest expense, depreciation and amortization and related income tax effects. These amounts are based on certain assumptions and estimates and do not reflect any benefit from economies, which might be achieved from combined operations. Additionally, these results include the non-recurring items separately disclosed in the accompanying consolidated statements of operations. The proforma results of operations have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted had the Discount acquisition occurred on the date indicated, or which may result in the future.

In addition to the acquisition costs, the Company incurred $20,803 of costs and fees, of which $20,140 has been recorded as deferred debt issuance costs and $663 as stock issuance costs related to registering shares in connection with the Discount acquisition.

4.    Restructuring and Closed Store Liabilities:

        The Company’s restructuring activities relate to the ongoing analysis of the profitability of store locations and the settlement of restructuring activities undertaken as a result of mergers and acquisitions, including the fiscal 1998 merger with Western Auto Supply Company (“Western”)(“Western Merger”), and the fiscal 2001 acquisitions of Carport Auto Parts, Inc. (the “Carport Acquisition”) (See Note 8) and Discount. The Company recognizes a provision for future obligations at the time a decision is made to close a facility, primarily store locations. The provision for closed facilities includes the present value of the remaining lease obligations, reduced by the present value of estimated revenues from subleases, and management’s estimate of future costs of insurance, property tax and common area maintenance. The Company uses discount rates ranging from 6.5% to 7.7%. Expenses associated with the ongoing restructuring program are included in selling, general and administrative expenses in the accompanying consolidated statements of operations. From time to time these estimates require revisions that affect the amount of the recorded liability. The effect of these changes in estimates is netted with new provisions and included in selling, general and administrative expenses on the accompanying consolidated statements of operations.

Ongoing Restructuring Program

During fiscal 2001, the Company closed three stores included in the fiscal 2000 restructuring activities and made the decision to close or relocate 39 additional stores not meeting profitability objectives, of which 27 have been closed as of December 29, 2001. The remaining stores will be closed during fiscal 2002. Additionally, as a result of the Discount acquisition, the Company decided to close 27 Advance Auto Parts stores that were in overlapping markets with certain Discount Auto Parts stores. Expenses associated with restructuring include

ADVANCE AUTO PARTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 29, 2001, December 30, 2000, and January 1, 2000
(in thousands, except per share data and per store data)

estimated exit costs of $3,271 and write-offs of related leasehold improvements of $448. All 27 stores are scheduled to be closed during the first quarter of fiscal 2002.

On July 27, 2001, the Company made the decision to close a duplicative distribution facility located in Jeffersonville, Ohio. This 382,000 square foot owned facility opened in 1996 and served stores operating in the retail segment throughout the mid-west portion of the United States. The Company has operated two distribution facilities in overlapping markets since the Western Merger, in which the Company assumed the operation of a Western distribution facility in Ohio. The decision to close this facility allows the Company to utilize the operating resources more productively in other areas of the business. The Company has established restructuring reserves for the termination of certain team members and exit costs in connection with the decision to close this facility.

In connection with the Western merger and the Discount acquisition, the Company assumed the restructuring resources related to the acquired operations. As of December 29, 2001, these restructuring reserves relate primarily to ongoing lease obligations for closed store locations.
A reconciliation of activity with respect to these restructuring accruals is as follows.

	Severance	Other Exit Costs	Total
Balance, January 2, 1999	$682	$14,773	$15,455
New provisions	—	1,307	1,307
Change in estimates	—	(1,249)	(1,249)
Reserves utilized	(664)	(4,868)	(5,532)

Balance, January 1, 2000	18	9,963	9,981
New provisions	—	1,768	1,768
Change in estimates	—	(95)	(95)
Reserves utilized	(18)	(4,848)	(4,866)

Balance, December 30, 2000	—	6,788	6,788

New provisions	475	8,285	8,760
Change in estimates	—	11	11
Reserves utilized	(475)	(5,441)	(5,916)

Balance, December 29, 2001	$—	$9,643	$9,643

As of December 29, 2001, this liability represents the current value required for certain facility exit costs, which will be settled over the remaining terms of the underlying lease agreements. This liability, along with those related to mergers and acquisitions, is recorded in accrued expenses (current portion) and other long-term liabilities (long-term) in the accompanying consolidated balance sheets.

Restructuring Associated with Mergers and Acquisitions

As a result of the Western Merger, the Company established restructuring reserves in connection with the decision to close certain Parts America stores, to relocate certain Western administrative functions, to exit certain facility leases and to terminate certain team members of Western. Additionally, the Carport acquisition resulted

ADVANCE AUTO PARTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 29, 2001, December 30, 2000, and January 1, 2000
(in thousands, except per share data and per store data)

in restructuring reserves for closing 21 acquired stores not expected to meet long-term profitability objectives and the termination of certain administrative team members of the acquired company. As of December 29, 2001, the other exit costs represent the current value required for certain facility exit costs, which will be settled over the remaining terms of the underlying lease agreements.

As of the date of the Discount acquisition, management formalized a plan to close certain Discount Auto Parts stores in overlapping markets or stores not meeting the Company’s profitability objectives, to relocate certain Discount administrative functions to the Company’s headquarters and to terminate certain management, administrative and support team members of Discount. Additional purchase price liabilities of approximately $9,066 have been recorded for severance and relocation costs and approximately $2,331 for store and other exit costs. As of December 29, 2001, two stores have been closed. The Company expects to finalize its plan for termination of team members and closure of Discount Auto Parts stores within one year from the date of the Discount acquisition and to complete the terminations and closures by the end of fiscal 2002. Additional liabilities for severance, relocation, store and other facility exit costs may result in an adjustment to the purchase price. A reconciliation of activity with respect to these restructuring accruals is as follows:

	Severance	Relocation	Other Exit Costs	Total
Balance at January 2, 1999	$7,738	$838	$13,732	$22,308
Purchase accounting adjustments	3,630	(137)	(1,833)	1,660
Reserves utilized	(7,858)	(701)	(4,074)	(12,633)

Balance at January 1, 2000	$3,510	$—	$7,825	$11,335
Purchase accounting adjustments	—	—	(1,261)	(1,261)
Reserves utilized	(3,510)	—	(2,767)	(6,277)

Balance at December 30, 2000	$—	$—	$3,797	$3,797

Purchase accounting adjustments	9,292	611	3,606	13,509
Reserves utilized	(837)	—	(2,500)	(3,337)

Balance at December 29, 2001	$8,455	$611	$4,903	$13,969

Other exit cost liabilities will be settled over the remaining terms of the underlying lease agreements.

ADVANCE AUTO PARTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 29, 2001, December 30, 2000, and January 1, 2000
(in thousands, except per share data and per store data)

5.    Receivables:

Receivables consist of the following:

	December 29, 2001	December 30, 2000
Trade:
Wholesale	$8,965	$12,202
Retail	19,857	15,666
Vendor (Note 2)	55,179	36,260
Installment (Note 17)	15,430	14,197
Related parties	1,100	3,540
Employees	683	607
Other	2,380	3,127

Total receivables	103,594	85,599
Less: Allowance for doubtful accounts	(9,890)	(5,021)

Receivables, net	$93,704	$80,578

6.    Inventories, net

Inventories are stated at the lower of cost or market. Inventory quantities are tracked through a perpetual inventory system. The Company uses a cycle counting program to ensure the accuracy of the perpetual inventory quantities and establishes reserves for estimated shrink based on historical accuracy of the cycle counting program. Cost is determined using the last-in, first-out (“LIFO”) method for approximately 90% of inventories at December 29, 2001 and December 30, 2000, and the first-in, first-out (“FIFO”) method for remaining inventories. The Company capitalizes certain purchasing and warehousing costs into inventory. Purchasing and warehousing costs included in inventory, at FIFO, at December 29, 2001 and December 30, 2000, were $69,398 and $56,305, respectively. The nature of the Company’s inventory is such that the risk of obsolescence is minimal. In addition, the Company has historically been able to return excess items to the vendor for credit. The Company does provide reserves where less than full credit will be received for such returns and where the Company anticipates that items will be sold at retail for prices that are less than recorded cost. Inventories consist of the following:

	December 29, 2001	December 30, 2000
Inventories at FIFO, net	$935,181	$779,376
Adjustments to state inventories at LIFO	46,819	9,538

Inventories at LIFO, net	$982,000	$788,914

Replacement cost approximated FIFO cost at December 29, 2001 and December 30, 2000.

During the fourth quarter of fiscal 2001, the Company recorded a non-recurring expense of $10,493 ($9,099 in gross profit and $1,394 in selling, general and administrative expenses) related to the Company’s supply chain initiatives. These initiatives will reduce the Company’s overall inventory investment as a result of only offering selective products in specific store locations or regions. The gross profit charge relates primarily to restocking and handling fees associated with inventory identified for return to the Company’s vendors. Additionally, the supply chain initiative includes a review of the Company’s logistics operations. The expense recorded in selling, general and administrative expenses includes cost associated with the relocation of certain equipment from a distribution facility closed as part of these initiatives (Notes 4 and 9).

ADVANCE AUTO PARTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 29, 2001, December 30, 2000, and January 1, 2000
(in thousands, except per share data and per store data)

7.    Property and Equipment:

Property and equipment are stated at cost, less accumulated depreciation and amortization. Expenditures for maintenance and repairs are charged directly to expense when incurred; major improvements are capitalized. When items are sold or retired, the related cost and accumulated depreciation are removed from the accounts, with any gain or loss reflected in the consolidated statements of operations.

Depreciation of land improvements, buildings, furniture, fixtures and equipment, and vehicles is provided over the estimated useful lives, which range from 2 to 40 years, of the respective assets using the straight-line method. Amortization of building and leasehold improvements is provided over the shorter of the estimated useful lives of the respective assets or the term of the lease using the straight-line method.

Property and equipment consists of the following:

	Estimated Useful Lives	December 29, 2001	December 30, 2000
Land and land improvements	0–10 years	$170,780	$40,371
Buildings	40 years	199,304	79,109
Building and leasehold improvements	10–40 years	91,338	84,658
Furniture, fixtures and equipment	3–12 years	433,518	357,642
Vehicles	2–10 years	32,047	30,506
Other		23,499	10,571

		950,486	602,857
Less—Accumulated depreciation and amortization		(239,204)	(191,897)

Property and equipment, net		$711,282	$410,960

Depreciation and amortization expense was $70,745, $66,826 and $58,147 for the fiscal years ended 2001, 2000 and 1999, respectively. The Company capitalized approximately $19,699, $9,400 and $561 in primarily third party costs incurred in the development of internal use computer software during fiscal 2001, fiscal 2000 and fiscal 1999, respectively.

8.    Carport Acquisition

On April 23, 2001, the Company completed its acquisition of Carport Auto Parts, Inc. (“Carport”). The acquisition included a net 30 retail stores located in Alabama and Mississippi, and substantially all of the assets used in Carport’s operations. The acquisition has been accounted for under the purchase method of accounting and, accordingly, Carport’s results of operations have been included in the Company’s consolidated statement of operations since the acquisition date.

The purchase price, of $21,533, has been allocated to the assets acquired and the liabilities assumed based on their fair values at the date of acquisition. This allocation resulted in the recognition of $3,695 in goodwill, of which $444 was amortized during fiscal 2001.

9.    Assets Held for Sale

The Company applies SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” which requires that long-lived assets and certain identifiable intangible assets to be disposed of be reported at the lower of the carrying amount or the fair market value less selling costs. As of December 29, 2001 and December 30, 2000, the Company’s assets held for sale were $60,512 and $25,077, respectively, primarily consisting of real property acquired in the Western Merger and Discount acquisition.

ADVANCE AUTO PARTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 29, 2001, December 30, 2000, and January 1, 2000
(in thousands, except per share data and per store data)

During fiscal 2001, the Company recorded an impairment charge of $12,300, to reduce the carrying value of certain non-operating facilities to their estimated fair market value. $4,700 of the charge represents the write-down of a closed distribution center acquired as part of the Western merger included in the Wholesale segment. $4,600 represents the reduction in carrying value of the former Western Auto corporate office also acquired in the Western merger. The facility, which is held in the Wholesale segment, consists of excess space not required for the Company’s current needs. The remaining $3,000 represents a reduction to the carrying value of a recently closed distribution center in Jeffersonville, Ohio, held in the Retail segment, that was identified for closure as part of the Company’s supply chain review. As of December 29, 2001, the carrying value for these properties included in assets held for sale is $13,800. The reduction in these book values represents the Company’s best estimate of fair market value based on recent marketing efforts to attract buyers for these properties.

During fiscal 2000, the Company also recorded an impairment related to the Western Auto corporate office space. The impairment charge of $856 reduced the carrying value to $8,000.

10.    Other Assets:

As of December 29, 2001 and December 30, 2000, other assets include deferred debt issuance costs of $25,790 and $14,843, respectively (net of accumulated amortization of $3,597 and $8,232, respectively), relating primarily to the financing in connection with Discount acquisition (Notes 3 and 13) and the fiscal 1998 recapitalization. Such costs are being amortized over the term of the related debt (5 years to 11 years). Other assets also include the non-current portion of deferred income tax assets (Note 15).

11.    Accrued Expenses:

Accrued expenses consist of the following:

	December 29, 2001	December 30, 2000
Payroll and related benefits	$58,656	$25,507
Restructuring and closed store liabilities	15,879	3,772
Warranty	21,587	18,962
Other	80,096	76,721

Total accrued expenses	$176,218	$124,962

12.    Other Long-Term Liabilities:

Other long-term liabilities consist of the following:

	December 29, 2001	December 30, 2000
Employee benefits	$22,152	$24,625
Restructuring and closed store liabilities	7,733	6,813
Other	6,388	12,495

Total other long-term liabilities	$36,273	$43,933

ADVANCE AUTO PARTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 29, 2001, December 30, 2000, and January 1, 2000
(in thousands, except per share data and per store data)

13.    Long-term Debt:

Long-term debt consists of the following:

	December 29, 2001	December 30, 2000
Senior Debt:
Tranche A, Senior Secured Term Loan at variable interest rates (5.44% at December 29, 2001), due November 2006	$180,000	$—
Tranche B, Senior Secured Term Loan at variable interest rates (7.00% at December 29, 2001), due November 2007	305,000	—
Revolving facility at variable interest rates (5.44% at December 29, 2001), due November 2006	10,000	—
McDuffie County Authority taxable industrial development revenue bonds, issued December 31,1997, interest due monthly at an adjustable rate established by the Remarketing Agent (2.10% at December 29, 2001), principal due on November 1, 2002	10,000	10,000
Deferred term loan at variable interest rates (9.25% at December 30, 2000), repaid	—	90,000
Delayed draw facilities at variable interest rates, (8.47% at December 30, 2000), repaid	—	94,000
Revolving facility at variable interest rates (8.50% at December 30, 2000), repaid	—	15,000
Tranche B facility at variable interest rates (9.19% at December 30, 2000), repaid	—	123,500
Other	—	784
Subordinated Debt:
Subordinated notes payable, interest due semi-annually at 10.25%, due April 2008	169,450	169,450
Subordinated notes payable, interest due semi-annually at 10.25%, due April 2008, face amount of $200,000 less unamortized discount of $14,087 at December 29, 2001	185,913	—
Discount debentures, interest at 12.875%, due April 2009, face amount of $112,000 less unamortized discount of $16,626 and $27,785 at December 29, 2001 and December 30, 2000, respectively (subordinate to substantially all other liabilities)	95,374	84,215

Total long-term debt	955,737	586,949
Less: Current portion of long-term debt	(23,715)	(9,985)

Long-term debt, excluding current portion	$932,022	$576,964

Senior Debt:

During 2001, Advance Stores Company, Incorporated (“Stores”), a wholly owned subsidiary of the Company, entered into a new senior bank credit facility, or the senior credit facility, with a syndicate of banks which provided for (1) $485,000 in term loans, consisting of a $180,000 tranche A term loan facility with a maturity of five years and a $305,000 tranche B term loan facility with a maturity of six years and (2) $160,000 under a revolving credit facility (which provides for the issuance of letters of credit with a sublimit of $35,000) with a maturity of five years. A portion of the proceeds was used to repay the Company’s outstanding borrowing under the previous credit facility of $260,299 and to finance the Discount acquisition (Note 3). As a result of the repayment of this debt the Company recorded an extraordinary loss related to the write-off of deferred financing costs in the fourth quarter of fiscal 2001 of $3,682, net of $2,424 income taxes. As of December 29, 2001 the

ADVANCE AUTO PARTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 29, 2001, December 30, 2000, and January 1, 2000
(in thousands, except per share data and per store data)

Company has borrowed approximately $10,000 under the revolving credit facility and has $17,445 in letters of credit outstanding, which has reduced availability under the credit facility to approximately $132,555.

The tranche A term loan requires scheduled repayments of $11,000 to $24,500 semi-annually beginning November 2002 through November 2006 at which point it will be fully repaid. The tranche B term loan requires scheduled repayments of $2,500 semi-annually beginning November 2002 through May 2007 at which time the Company will be required to pay the remaining balance at maturity in November 2007.

Borrowings under the senior credit facility are required to be prepaid, subject to certain exceptions, with (1) 50% of the Excess Cash Flow (as defined in the senior credit facility) unless the Company’s Leverage Ratio at the end of any fiscal year is 2.0 or less, in which case 25% of Excess Cash Flow for such fiscal year will be required to be repaid, (2) 100% of the net cash proceeds of all asset sales or other dispositions of property by the Company and its subsidiaries, subject to certain exceptions (including exceptions for reinvestment of certain asset sale proceeds within 270 days of such sale and certain sale-leaseback transactions), and (3) 100% of the net proceeds of certain issuances of debt or equity by the Company and its subsidiaries. The Company is required to make an Excess Cash Flow prepayment of $228 in first quarter of fiscal 2002 under the current credit facility and made a $6,244 mandatory prepayment under the prior credit agreement for fiscal 2000 in fiscal 2001.

Voluntary prepayments and voluntary reductions of the unutilized portion of the revolving credit facility are permitted in whole or in part, at the Company’s option, in minimum principal amounts specified in the senior credit facility, without premium or penalty, subject to reimbursement of the lenders’ redeployment costs in the case of a prepayment of adjusted LIBOR borrowings other than on the last day of the relevant interest period. Voluntary prepayments under the tranche A term loan facility and the tranche B term loan facility will (1) generally be allocated among those facilities on a pro rata basis (based on the then outstanding principal amount of the loans under each facility) and (2) within each such facility, be applied to the installments under the amortization schedule within the following 12 months under such facility and all remaining amounts will be applied pro rata to the remaining amortization payments under such facility.

The interest rate on the tranche A term loan facility and the revolving credit facility is based, at the Company’s option, on either an adjusted LIBOR rate, plus a margin, or an alternate base rate, plus a margin. From July 14, 2002, the interest rates under the tranche A term loan facility and the revolving credit facility will be subject to adjustment according to a pricing grid based upon the Company’s Leverage Ratio (as defined in the senior credit facility). The initial margins are 3.50% and 2.50% for the adjusted LIBOR rate and alternate base rate borrowings, respectively, and can step down incrementally to 2.25% and 1.25%, respectively, if the Company’s Leverage Ratio is less than 2.00 to 1.00. The interest rate on the tranche B term loan is based, at the Company’s option, on either an adjusted LIBOR rate plus 4.00% per annum with a floor of 3.00%, or an alternate base rate plus 3.00% per annum. A commitment fee of 0.50% per annum will be charged on the unused portion of the revolving credit facility, payable quarterly in arrears.

The senior credit facility is guaranteed by the Company and by each of it’s existing domestic subsidiaries and will be guaranteed by all future domestic subsidiaries. The senior credit facility is secured by a first priority lien on substantially all, subject to certain exceptions, of the Company’s properties and assets and the properties and assets of its existing domestic subsidiaries (including Discount and its subsidiaries) and will be secured by the properties and assets of our future domestic subsidiaries. The senior credit facility contains covenants restricting the ability of the Company and its subsidiaries to, among other things, (1) declare dividends or redeem or repurchase capital stock, (2) prepay, redeem or purchase debt, (3) incur liens or engage in sale-leaseback

ADVANCE AUTO PARTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 29, 2001, December 30, 2000, and January 1, 2000
(in thousands, except per share data and per store data)

transactions, (4) make loans and investments, (5) incur additional debt (including hedging arrangements), (6) engage in certain mergers, acquisitions and asset sales, (7) engage in transactions with affiliates, (8) change the nature of our business and the business conducted by our subsidiaries and (9) change the holding company status of Advance. The Company is required to comply with financial covenants with respect to a maximum leverage ratio, a minimum interest coverage ratio, a minimum current assets to funded senior debt ratio and maximum limits on capital expenditures.

On December 31, 1997, the Company entered into an agreement with McDuffie County Authority under which bond proceeds of $10,000 were issued to construct a distribution center. Proceeds of the bond offering were fully expended during fiscal 1999. These industrial development revenue bonds currently bear interest at a variable rate, with a one-time option to convert to a fixed rate, and are secured by a letter of credit.

Subordinated Debt:

The $169,450 Senior Subordinated Notes (the “Notes”) and the $185,913 Senior Subordinated Notes (the “New Notes”) are both unsecured and are subordinate in right of payment to all existing and future Senior Debt. The Notes and New Notes are redeemable at the option of the Company, in whole or in part, at any time on or after April 15, 2003. The new notes accrete at an effective yield of 11.875% less cash interest of 10.250% through maturity in April 2008. As of December 29, 2001, the New Notes have been accreted by $309.

Upon the occurrence of a change of control, each holder of the Notes and the New Notes will have the right to require the Company to repurchase all or any part of such holder’s Notes and New Notes at an offering price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and liquidated damages, if any, thereon to the date of purchase.

The Notes and the New Notes contain various non-financial restrictive covenants that limit, among other things, the ability of the Company and its subsidiaries to issue preferred stock, repurchase stock and incur certain indebtedness, engage in transactions with affiliates, pay dividends or certain other distributions, make certain investments and sell stock of subsidiaries.

During fiscal 2000, the Company repurchased on the open market $30,550 face value of Notes at a price ranging from 81.5 to 82.5 percent of their face value. Accordingly, the Company recorded a gain related to the extinguishment of this debt of $2,933, net of $1,759 provided for income taxes and $868 for the write off of the associated deferred debt issuance costs.

The Discount Debentures (the “Debentures”) accrete at a rate of 12.875%, compounded semi-annually, to an aggregate principal amount of $112,000 by April 15, 2003. Cash interest will not accrue on the Debentures prior to April 15, 2003. Commencing April 15, 2003, cash interest on the Debentures will accrue and be payable, at a rate of 12.875% per annum, semi-annually in arrears on each April 15 and October 15. As of December 29, 2001, the Debentures have been accreted by $35,357 with corresponding interest expense of $11,159, $9,853 and $8,700 recognized for the years ended December 29, 2001, December 30, 2000 and January 1, 2000, respectively. The Debentures are redeemable at the option of the Company, in whole or in part, at any time on or after April 15, 2003.

Upon the occurrence of a change of control, each holder of the Debentures will have the right to require the Company to purchase the Debentures at a price in cash equal to 101% of the accreted value thereof plus

ADVANCE AUTO PARTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 29, 2001, December 30, 2000, and January 1, 2000
(in thousands, except per share data and per store data)

liquidated damages, if any, thereon in the case of any such purchase prior to April 15, 2003, or 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, thereon to the date of purchase in the case of any such purchase on or after April 15, 2003. As Advance may not have any significant assets other than capital stock of Stores (which is pledged to secure Advance’s obligations under the senior credit facility), the Company’s ability to purchase all or any part of the Debentures upon the occurrence of a change in control will be dependent upon the receipt of dividends or other distributions from Stores or its subsidiaries. The senior credit facility, the Notes and the New Notes have certain restrictions for Stores with respect to paying dividends and making any other distributions.

The Debentures are subordinated to substantially all of the Company’s other liabilities. The Debentures contain certain non-financial restrictive covenants that are similar to the covenants contained in the Notes and the New Notes.

As of December 29, 2001, the Company was in compliance with the covenants of the senior credit facility, the Notes, the New Notes and Debentures. Substantially all of the net assets of the Company’s subsidiaries are restricted at December 29, 2001.

The aggregate future annual maturities of long-term debt, net of the unamortized discount related to the New Notes and the Debentures, are as follows:

2002	$23,715
2003	32,400
2004	48,600
2005	54,000
2006	64,000
Thereafter	733,022

$955,737

14.    Stockholder Subscription Receivables:

The Company established a stock subscription plan in fiscal 1998, which allows certain directors, officers and key team members of the Company to purchase shares of common stock. The plan requires that the purchase price of the stock equal the fair market value at the time of the purchase and allows fifty percent of the purchase price to be executed through the delivery of a full recourse promissory note. The notes provide for annual interest payments, at the prime rate (4.75% at December 29, 2001), with the entire principal amount due in five years. As of December 29, 2001 and December 30, 2000, outstanding stockholder subscription receivables were $2,676 and $2,364, respectively, and are included as a reduction to stockholders’ equity in the accompanying consolidated balance sheets.

ADVANCE AUTO PARTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 29, 2001, December 30, 2000, and January 1, 2000
(in thousands, except per share data and per store data)

15.    Income Taxes:

Provision (benefit) for income taxes for fiscal 2001, fiscal 2000 and fiscal 1999 consists of the following:

	Current	Deferred	Total
2001
Federal	$13,822	$(964)	$12,858
State	513	(2,059)	(1,546)

	$14,335	$(3,023)	$11,312

2000
Federal	$8,005	$976	$8,981
State	1,847	(293)	1,554

	$9,852	$683	$10,535

1999
Federal	$(1,913)	$(6,535)	$(8,448)
State	1,979	(6,115)	(4,136)

	$66	$(12,650)	$(12,584)

The provision (benefit) for income taxes differed from the amount computed by applying the federal statutory income tax rate due to:

	2001	2000	1999
Income (loss) before extraordinary items and cumulative effect of a change in accounting principle at statutory U.S. federal income tax rate	$9,976	$9,507	$(13,269)
State income taxes, net of federal income tax benefit	(1,005)	896	(2,688)
Non-deductible interest & other expenses	1,067	1,010	1,125
Valuation allowance	44	914	596
Puerto Rico dividend withholding tax	—	—	150
Other, net	1,230	(1,792)	1,502

	$11,312	$10,535	$(12,584)

Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period-end, based on enacted tax laws and statutory income tax rates applicable to the periods in which the differences are expected to affect taxable income. Deferred income taxes reflect the net income tax effect of temporary differences between the bases of assets and liabilities for financial reporting purposes and for income tax reporting purposes. Net deferred income tax balances are comprised of the following:

	December 29, 2001	December 30, 2000
Deferred income tax assets	$70,116	$57,378
Deferred income tax liabilities	(38,020)	(62,121)

Net deferred income tax (liabilities) assets	$32,096	$(4,743)

ADVANCE AUTO PARTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 29, 2001, December 30, 2000, and January 1, 2000
(in thousands, except per share data and per store data)

The Company incurred financial reporting and tax losses in 1999 primarily due to integration and interest costs incurred as a result of the fiscal 1998 Western Merger and the Recapitalization. At December 29, 2001, the Company has cumulative net deferred income tax assets of $32,096. The gross deferred income tax assets include deferred tax assets of approximately $33,000 related to the excess tax basis over book value of the net assets obtained through the Discount acquisition. The gross deferred income tax assets also include federal and state net operating loss carryforwards (“NOLs”) of approximately $6,596. These NOLs may be used to reduce future taxable income and expire periodically through fiscal year 2020. The Company believes it will realize these tax benefits through a combination of the reversal of temporary differences, projected future taxable income during the NOL carryforward periods and available tax planning strategies. Due to uncertainties related to the realization of certain deferred tax assets for NOLs in various jurisdictions, the Company recorded a valuation allowance of $1,554 as of December 29, 2001 and $1,510 as of December 30, 2000. The amount of deferred income tax assets realizable, however, could change in the near future if estimates of future taxable income are changed.

Temporary differences which give rise to significant deferred income tax assets (liabilities) are as follows:

	December 29, 2001	December 30, 2000
Current deferred income taxes—
Inventory valuation differences	$(18,783)	$(36,051)
Accrued medical and workers compensation	7,233	2,319
Accrued expenses not currently deductible for tax	26,753	16,391
Net operating loss carryforwards	3,916	7,124
Minimum tax credit carryforward (no expiration)	5,599	0

Total current deferred income taxes	$24,718	$(10,217)

Long-term deferred income taxes—
Property and equipment	(19,237)	(24,571)
Postretirement benefit obligation	8,013	8,254
Amortization of bond discount	12,076	8,184
Net operating loss carryforwards	2,680	9,807
Minimum tax credit carryforward (no expiration)	0	6,809
Valuation allowance	(1,554)	(1,510)
Other, net	5,400	(1,499)

Total long-term deferred income taxes	$7,378	$5,474

These amounts are recorded in other current assets, other current liabilities and other assets in the accompanying consolidated balance sheets, as appropriate.

The Company currently has four years that are open to audit by the Internal Revenue Service. In addition, various state and foreign income tax returns for several years are open to audit. In management’s opinion, any amounts assessed will not have a material effect on the Company’s financial position or results of operations.

Additionally, the Company has certain periods open to examination by taxing authorities in various states for sales and use tax. In management’s opinion, any amounts assessed will not have a material effect on the Company’s financial position or results of operations.

ADVANCE AUTO PARTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 29, 2001, December 30, 2000, and January 1, 2000
(in thousands, except per share data and per store data)

16.    Lease Commitments:

The Company leases store locations, distribution centers, office space, equipment and vehicles under lease arrangements that extend through 2010, some of which are with related parties. Certain terms of the related-party leases are more favorable to the landlord than those contained in leases with non-affiliates.

At December 29, 2001, future minimum lease payments due under non-cancelable operating leases are as follows:

	Other(a)	Related Parties(a)	Total
2002	$133,704	$3,677	$137,381
2003	123,114	3,447	126,561
2004	109,275	2,537	111,812
2005	92,276	2,240	94,516
2006	75,608	1,764	77,372
Thereafter	337,858	447	338,305

	$871,835	$14,112	$885,947

(a)	The Other and Related Parties columns include stores closed as a result of the Company’s restructuring plans (See Note 4).

At December 29, 2001, future minimum sub-lease income to be received under non-cancelable operating leases is $8,935.

Net rent expense for fiscal 2001, fiscal 2000 and fiscal 1999 was as follows:

	2001	2000	1999
Minimum facility rentals	$122,512	$112,768	$103,807
Contingent facility rentals	811	1,391	2,086
Equipment rentals	2,341	1,875	3,831
Vehicle rentals	6,339	6,709	4,281

	132,003	122,743	114,005
Less: Sub-lease income	(2,558)	(1,747)	(1,085)

	$129,445	$120,996	$112,920

Contingent facility rentals are determined on the basis of a percentage of sales in excess of stipulated minimums for certain store facilities. Most of the leases provide that the Company pay taxes, maintenance, insurance and certain other expenses applicable to the leased premises and include options to renew. Certain leases contain rent escalation clauses, which are recorded on a straight-line basis. Management expects that, in the normal course of business, leases that expire will be renewed or replaced by other leases.

Rental payments to related parties of approximately $3,824 in fiscal 2001, $3,921 in fiscal 2000 and $3,998 in fiscal 1999 are included in net rent expense.

17.    Installment Sales Program:

A subsidiary of the Company maintains an in-house finance program, which offers financing to retail customers (Note 5). Finance charges of $3,343, $3,063 and $2,662 on the installment sales program are included in net sales in the accompanying consolidated statements of operations for the years ended December 29, 2001, December 30, 2000 and January 1, 2000, respectively. The cost of administering the installment sales program is included in selling, general and administrative expenses.

ADVANCE AUTO PARTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 29, 2001, December 30, 2000, and January 1, 2000
(in thousands, except per share data and per store data)

18.    Subsequent Event:

On November 2, 1998, the Company acquired Western from WAH, a wholly-owned subsidiary of Sears, Roebuck and Co. (“Sears”), through the issuance of 11,475 shares of common stock. On February 6, 2002, the Company engaged in a transaction with Sears in which the Company transferred to Sears 11,475 shares of the Company’s common stock, in exchange for all the outstanding common stock of WAH. WAH’s only asset was the 11,475 shares of the Company’s common stock received on November 2, 1998. The Company immediately retired the shares of the Company’s common stock held by WAH and liquidated WAH on February 6, 2002.

On February 6, 2002, the Company filed a registration statement on Form S-1 with the Securities and Exchange Commission to register 2,250 primary shares and 6,750 secondary shares for offering on the public markets. The Company intends to use the net proceeds it receives to repay outstanding indebtedness. The Company will not receive any proceeds from the sale of the secondary shares.

19.    Contingencies:

In the case of all known contingencies, the Company accrues for an obligation, including estimated legal costs,when it is probable and the amount is reasonably estimable. As facts concerning contingencies become known to the Company, the Company reassesses its position both with respect to gain contingencies and accrued liabilities and other potential exposures. Estimates that are particularly sensitive to future change include tax and legal matters, which are subject to change as events evolve and as additional information becomes available during the administrative and litigation process.

In March 2000, the Company was notified it has been named in a lawsuit filed on behalf of independent retailers and jobbers against the Company and others for various claims under the Robinson-Patman Act. On October 18, 2001, the court denied, on all but one count, a motion by the Company and other defendants to dismiss this lawsuit. It is expected that the discovery phase of the litigation will now commence (including with respect to the Company); however, determinations as to the discovery schedule and scope remain to be determined. The Company continues to believe that the claims are without merit and intends to defend them vigorously; however, the ultimate outcome of this matter cannot be ascertained at this time.

In January 1999, the Company was notified by the United States Environmental Protection Agency (“EPA”) that Western Auto and other parties may have potential liability under the Comprehensive Environmental Response Compensation and Liability Act relating to two battery salvage and recycling sites that were in operation in the 1970s and 1980s. The EPA has indicated the total cleanup for this site will be approximately $1,600. This matter has since been settled for an amount not material to the Company’s financial position or results of operations.

Sears has agreed to indemnify the Company for certain other litigation and environmental matters of Western that existed as of the Western Merger date. The Company recorded a receivable from Sears of approximately $2,685 relating to certain environmental matters that had been accrued by Western as of the Western Merger date. During the first quarter of 2001, the Company received notification from Sears that certain

ADVANCE AUTO PARTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 29, 2001, December 30, 2000, and January 1, 2000
(in thousands, except per share data and per store data)

of these matters have been settled. Accordingly, the Company reversed $2,500 of the previously recorded $2,685 receivable due from Sears and reduced the corresponding environmental liability. Additionally, as of the Western Merger date, Sears has agreed to indemnify partially the Company for up to 5 years for certain additional environmental matters that may arise relating to the period prior to the Western Merger. The Company’s maximum exposure during the indemnification period for certain matters covered in the Western Merger agreement is $3,750.

In November 1997 a plaintiff, on behalf of himself and others similarly situated, filed a class action complaint and motion of class certification against the Company in the circuit court for Jefferson County, Tennessee, alleging misconduct in the sale of automobile batteries. The complaint seeks compensatory and punitive damages. In September 2001, the court granted the Company’s motion for summary judgement and dismissed all claims against the Company in this matter. The period for appeal has not expired. The Company believes it has no liability for such claims and intends to defend them vigorously. In addition, three lawsuits were filed against the Company on July 28, 1998, for wrongful death relating to an automobile accident involving a team member of the Company. This matter has since been settled with no impact to the Company’s financial position or results of operations.

In October 2000, a vendor repudiated a long-term purchase agreement entered into with the Company in January 2000. The Company filed suit against the vendor in November of fiscal 2000 to recover monetary damages. Based on consultation with the Company’s legal counsel, management believed the purchase agreement was entered into in good faith and it was highly probable that the Company would prevail in its suit. Therefore, the Company recorded a gain of $3,300, which represented actual damages incurred through December 30, 2000, as a reduction of cost of sales in the accompanying consolidated statement of operations for the year ended December 30, 2000. Related income taxes and legal fees of $1,300 were also recorded in the accompanying consolidated statement of operations for the year ended December 30, 2000. During the first quarter of fiscal 2001, the Company reached a settlement with this vendor and recorded a net gain of $8,300 as a reduction to cost of sales in the accompanying consolidated statement of operations for the year ended  December 29, 2001.

The Company is also involved in various other claims and lawsuits arising in the normal course of business. The damages claimed against the Company in some of these proceedings are substantial. Although the final outcome of these legal matters cannot be determined, based on the facts presently known, it is management’s opinion that the final outcome of such claims and lawsuits will not have a material adverse effect on the Company’s financial position or results of operations.

The Company is self-insured with respect to workers’ compensation and health care claims for eligible active team members. In addition, the Company is self-insured for general and automobile liability claims. The Company maintains certain levels of stop-loss insurance coverage for these claims through an independent insurance provider. The cost of self-insurance claims is accrued based on actual claims reported plus an estimate for claims incurred but not reported. These estimates are based on historical information along with certain assumptions about future events, and are subject to change as additional information becomes available.

The Company has entered into employment agreements with certain team members that provide severance pay benefits under certain circumstances after a change in control of the Company or upon termination of the team member by the Company. The maximum contingent liability under these employment agreements is approximately $10,231 and $4,740 at December 29, 2001 and December 30, 2000, respectively.

ADVANCE AUTO PARTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 29, 2001, December 30, 2000, and January 1, 2000
(in thousands, except per share data and per store data)

20.    Other Related-party Transactions:

In September 2001, the Company loaned a member of the Board of Directors $1,300. This loan is evidenced by a full recourse promissory note bearing interest at prime rate, payable annually, and due in full in five years from its inception. Payment of the promissory note is secured by a stock pledge agreement that grants the Company a security interest in all shares of common stock owned by the board member under the Company’s stock subscription plan.

Under the terms of a shared services agreement, Sears provided certain services to the Company, including payroll and payable processing for Western, among other services through the third quarter of fiscal year 1999. The Company and Sears have entered into agreements that provide for the Western stores to continue to purchase, at normal retail prices, and carry certain Sears branded products during periods defined in the agreements. The Company purchased directly from the manufacturers of Sears branded products of approximately $4,600, $9,200 and $13,500 for the fiscal years ended December 29, 2001, December 30, 2000 and January 1, 2000, respectively. The Company is also a first-call supplier of certain automotive products to certain Sears Automotive Group stores. Additionally, Sears arranged to buy from the Company certain products in bulk for its automotive centers through January 1999. These transactions are completed at the Company’s normal retail prices. These amounts are included in net sales to Sears in the following table and have been negotiated based on the fair values of the underlying transactions.

The following table presents the related party transactions with Sears for fiscal 2001, 2000 and 1999 and as of December 29, 2001 and December 30, 2000:

	Years Ended
	December 29, 2001	December 30, 2000	January 1, 2000
Net sales to Sears	$7,535	$7,487	$5,326
Shared services revenue	—	—	2,286
Shared services expense	—	—	887
Credit card fees expense	339	405	348

	December 29, 2001	December 30, 2000
Receivables from Sears	$812	$3,160
Payables to Sears	1,220	1,321

21.    Benefit Plans:

401(k) Plan

The Company maintains a defined contribution team member benefit plan, which covers substantially all team members after one year of service. The plan allows for team member salary deferrals, which are matched at the Company’s discretion. Company contributions were $5,033 in fiscal 2001, $5,245 in fiscal 2000, and $4,756 in fiscal 1999.

The Company continues to maintain a defined contribution plan covering substantially all of the Discount team members who have at least one year of service. The plan allows for team member salary deferrals, which

ADVANCE AUTO PARTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 29, 2001, December 30, 2000, and January 1, 2000
(in thousands, except per share data and per store data)

are matched by the Company based upon the team member’s years of service. Company contributions were $205 in fiscal 2001. The Company had no contributions for this plan prior to the Discount acquisition.

The Company also maintains a profit sharing plan covering Western team members that was frozen prior to the Western Merger on November 2, 1998. This plan covered all full-time team members who had completed one year of service and had attained the age of 21 on the first day of each month. All team members covered under this plan were included in the Company’s plan on December 30, 2000.

Deferred Compensation

The Company maintains an unfunded deferred compensation plan established for certain key team members of Discount prior to the acquisition on November 28, 2001. The Company assumed the plan liability of $1,382 through the Discount acquisition. The Company anticipates terminating this plan in May of 2002 and has reflected this liability in accrued expenses in the accompanying consolidated balance sheets.

The Company maintains an unfunded deferred compensation plan established for certain key team members of Western prior to the fiscal 1998 Western Merger. The Company assumed the plan liability of $15,253 through the Western Merger. The plan was frozen at the date of the Western Merger. As of December 29, 2001 and December 30, 2000, $4,291 and $5,359, respectively was accrued with the current portion included in accrued expenses and the long-term portion in other long-term liabilities in the accompanying consolidated balance sheets.

Postretirement Plan

The Company provides certain health care and life insurance benefits for eligible retired team members. Team members retiring from the Company with 20 consecutive years of service after age 40 are eligible for these benefits, subject to deductibles, co-payment provisions and other limitations.

The estimated cost of retiree health and life insurance benefits is recognized over the years that the team members render service as required by SFAS No. 106, “Employers Accounting for Postretirement Benefits Other Than Pensions.” The initial accumulated liability, measured as of January 1, 1995, the date the Company adopted SFAS No. 106, is being recognized over a 20-year amortization period.

In connection with the Western Merger, the Company assumed Western’s benefit obligation under its postretirement health care plan. This plan was merged into the Company’s plan effective July 1, 1999.

ADVANCE AUTO PARTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 29, 2001, December 30, 2000, and January 1, 2000
(in thousands, except per share data and per store data)

The Company maintains the existing plan and the assumed plan covering Western team members. Financial information related to the plans was determined by the Company’s independent actuaries as of December 29, 2001 and December 30, 2000. The following provides a reconciliation of the accrued benefit obligation included in other long-term liabilities in the accompanying consolidated balance sheets and the funded status of the plan.

	2001	2000
Change in benefit obligation:
Benefit obligation at beginning of the year	$22,082	$22,095
Service cost	326	451
Interest cost	1,584	1,532
Benefits paid	(2,842)	(2,826)
Actuarial (gain) loss	(3,790)	830

Benefit obligation at end of the year	17,360	22,082

Change in plan assets:
Fair value of plan assets at beginning of the year	—	—
Employer contributions	2,842	2,826
Benefits paid	(2,842)	(2,826)

Fair value of plan assets at end of year	—	—

Reconciliation of funded status:
Funded status	(17,360)	(22,082)
Unrecognized transition obligation	752	810
Unrecognized actuarial (gain) loss	(3,260)	530

Accrued postretirement benefit cost	$(19,868)	$(20,742)

Net periodic postretirement benefit cost is as follows:

	2001	2000	1999
Service cost	$326	$451	$336
Interest cost	1,584	1,532	1,401
Amortization of the transition obligation	58	58	58
Amortization of recognized net losses	—	—	43

	$1,968	$2,041	$1,838

The postretirement benefit obligation was computed using an assumed discount rate of 7.5% in 2001 and 2000. The health care cost trend rate was assumed to be 8.5% for 2001, 8.0% for 2002, 7.5% for 2003, 7.0% for 2004, 6.5% for 2005, 6.0% for 2006, and 5.0% to 5.5% for 2007 and thereafter.

        If the health care cost were increased 1% for all future years the accumulated postretirement benefit obligation would have increased by $2,296 as of December 29, 2001. The effect of this change on the combined service and interest cost would have been an increase of $185 for 2001.

If the health care cost were decreased 1% for all future years the accumulated postretirement benefit obligation would have decreased by $1,996 as of December 29, 2001. The effect of this change on the combined service and interest cost would have been a decrease of $160 for 2001.

ADVANCE AUTO PARTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 29, 2001, December 30, 2000, and January 1, 2000
(in thousands, except per share data and per store data)

The Company reserves the right to change or terminate the benefits or contributions at any time. The Company also continues to evaluate ways in which it can better manage these benefits and control costs. Any changes in the plan or revisions to assumptions that affect the amount of expected future benefits may have a significant impact on the amount of the reported obligation and annual expense.

22.    Stock Options:

The Company maintains a senior executive stock option plan and an executive stock option plan (the “Option Plans”) for key team members of the Company. The Option Plans provide for the granting of non-qualified stock options. All options terminate on the seventh anniversary of the grant date. Shares authorized for grant under the senior executive and the executive stock option plans are 1,710 and 3,600, respectively, at December 29, 2001.

The Company has historically maintained three types of option plans; Fixed Price Service Options (“Fixed Options”), Performance Options (“Performance Options”) and Variable Option plans (“Variable Options”). The Fixed Options vest over a three-year period in three equal installments beginning on the first anniversary of the grant date. During the fourth quarter of fiscal 2001, the board of directors approved an amendment to the Performance Options and the Variable Options. The amendment accelerated the vesting of the Performance Options by removing the variable provisions under the plan and established a fixed exercise price of $18.00 per share for the Variable Options. As a result of the increase in the Company’s stock price and the above amendment, the Company recorded a one-time expense of $8,611 to record the associated compensation expense.

Additionally, as a result of the Discount acquisition, the Company converted all outstanding stock options of Discount with an exercise price greater than $15.00 per share to options to purchase the Company’s common stock. The Company converted 575 options from the executive stock option plan at a weighted-average exercise price of $38.89 per share. These options will terminate on the tenth anniversary of the original option agreement between Discount and the team member and as of December 29, 2001 had a weighted-average contractual life of five years. At December 29, 2001, all Discount shares were exercisable and had a range of exercise prices of $17.46 to $59.18. The fair value of the options to the purchase of the Company’s common stock was included in the purchase price of Discount (Note 3).

As a result of the recapitalization in fiscal 1998 an existing stockholder received stock options to purchase up to 500 shares of common stock. The stock options are fully vested, nonforfeitable and provide for a $10.00 per share exercise price, increasing $2.00 per share annually, through the expiration date of April 2005.

ADVANCE AUTO PARTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 29, 2001, December 30, 2000, and January 1, 2000
(in thousands, except per share data and per store data)

Total option activity was as follows:

	2001		2000		1999
	Number of Shares	Weighted- Average Exercise Price	Number of Shares	Weighted- Average Exercise Price	Number of Shares	Weighted- Average Exercise Price
Fixed Price Service Options
Outstanding at beginning of year	1,610	$18.95	297	$14.79	105	$10.00
Granted	343	21.00	1,336	19.80	230	16.82
Converted options in connection with Discount acquisition	575	38.89	—	—	—	—
Exercised	(62)	35.07	—	—	—	—
Forfeited	(28)	17.29	(23)	14.55	(38)	13.90

Outstanding at end of year	2,438	$24.52	1,610	$18.95	297	$14.78

Variable Price Service Options
Outstanding at beginning of year	297	$15.00	329	$15.00	397	$15.00
Granted	—	—	—	—	—	—
Exercised	—	—	—	—	—	—
Forfeited	(2)	15.00	(32)	15.00	(68)	15.00

Outstanding at end of year	295	$18.00	297	$15.00	329	$15.00

Performance Options
Outstanding at beginning of year	297	$10.00	329	$10.00	397	$10.00
Granted	—	—	—	—	—	—
Exercised	—	—	—	—	—	—
Forfeited	(2)	10.00	(32)	10.00	(68)	10.00

Outstanding at end of year	295	$10.00	297	$10.00	329	$10.00

Other Options
Outstanding at beginning of year	500	$14.00	500	$12.00	500	$10.00
Granted	—	—	—	—	—	—
Exercised	—	—	—	—	—	—
Forfeited	—	—	—	—	—	—

Outstanding at end of year	500	$16.00	500	$14.00	500	$12.00

As of December 29, 2001, 642 of the Fixed Options and all of the Variable, Performance and other options were exercisable at a weighted average exercise price of $16.07. At December 30, 2000, 118 of the Fixed Options, 148 of the Variable Options and all of the other options were exercisable at a weighted average exercise price of $14.07. Only the 500 of other options and 29 of the fixed options were exercisable at January 1, 2000 at a weighted-average exercise price $11.89. The remaining weighted-average contractual life of the Fixed, Performance and Variable Options are four to seven years. The range of exercise prices for options exercisable at December 29, 2001 and December 30, 2000 were $10.00 to $16.82. The range of exercise prices for options exercisable at January 1, 2000 were $10.00 to $12.00.

ADVANCE AUTO PARTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 29, 2001, December 30, 2000, and January 1, 2000
(in thousands, except per share data and per store data)

The exercise price for each of the Company’s option grants during the fiscal year ended 1999 equaled the fair market value of the underlying stock on the grant date as determined by the board of directors. The weighted-average fair value for the grants during fiscal 1999 was $2.05. During fiscal 2000, the Company granted options at an exercise price of $16.82, which equaled the then determined fair market value, and $20.00 and $25.00, which exceeded the then determined fair market value. The weighted-average fair value of options granted at $16.82 was $1.44. The options granted at $20.00 and $25.00 had no fair value on the grant date. During fiscal 2001, the Company granted 343 options at an exercise price of $21.00, the fair value at the date of the grant as determined by the board of directors. The fair value of the options granted at $21.00 was $13.53.

As permitted under SFAS No. 123, “Accounting for Stock-Based Compensation,” the Company accounts for its stock options using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”). Under APB No. 25, compensation cost for stock options is measured as the excess, if any, of the market price of the Company’s common stock at the measurement date over the exercise price. Accordingly, the Company has not recognized compensation expense on the issuance of its Fixed Options because the exercise price equaled the fair market value of the underlying stock on the grant date. The excess of the fair market value per share over the exercise price per share for the Performance Options and Variable Options was recorded as outstanding stock options included in additional paid-in capital. The Company recorded compensation expense related to the Performance Options and Variable Options of $11,735 (including the one-time charge discussed above), $729 and $1,082 in non-cash stock option compensation expense in the accompanying consolidated statements of operations for the fiscal years ended December 29, 2001, December 30, 2000 and January 1, 2000, respectively.

The following information is presented as if the Company elected to account for compensation cost related to the stock options using the fair value method as prescribed by SFAS No. 123:

	2001	2000	1999
Net income (loss):
As reported	$11,442	$19,559	($25,326)
Pro-forma	$7,496	19,674	(24,842)

Net income per basic share:
As reported	$0.40	$0.69	($0.90)
Pro-forma	$0.26	$0.70	($0.88)

Net income per diluted share:
As reported	$0.39	$0.68	($0.90)
Pro-forma	$0.26	$0.69	($0.88)

For the above information, the fair value of each option granted in fiscal 2001 was estimated on the grant date using the Black-Scholes option-pricing model with the following assumptions: (i) weighted average risk-free interest rate of 2.89%; (ii) weighted-average expected life of options of three years; (iii) expected dividend yield of zero and (iv) volatility of 60%.

For the above information, the fair value of each option granted in fiscal 2000 was estimated on the grant date using the Black-Scholes option-pricing model with the following assumptions: (i) risk-free interest rate of

ADVANCE AUTO PARTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 29, 2001, December 30, 2000, and January 1, 2000
(in thousands, except per share data and per store data)

4.47% and 4.57%; (ii) weighted-average expected life of options of two and three years and (iii) expected dividend yield of zero. As permitted by SFAS No. 123 for companies with non-public equity securities, the Company used the assumption of zero volatility in valuing these options.

For the above information, the fair value of each option granted in fiscal 1999 was estimated on the grant date using the Black-Scholes option-pricing model with the following assumptions: (i) risk-free interest rate of 5.19% and 5.27%; (ii) weighted-average expected life of options of two and three years and (iii) expected dividend yield of zero. As permitted by SFAS No. 123 for companies with non-public equity securities, the Company used the assumption of zero volatility in valuing these options.

23.    Fair Value of Financial Instruments:

The carrying amount of cash and cash equivalents, receivables, bank overdrafts, accounts payable, borrowings secured by receivables and current portion of long-term debt approximates fair value because of the short maturity of those instruments. The carrying amount for variable rate long-term debt approximates fair value for similar issues available to the Company. The fair value of all fixed rate long-term debt was determined based on current market prices, which approximated $457,804 (carrying value of $450,737) and $163,473 (carrying value of $253,665) at December 29, 2001 and December 30, 2000, respectively.

24.    Segment and Related Information:

The Company has the following operating segments: Advance, Retail and Wholesale. Advance has no operations but holds certain assets and liabilities. Retail consists of the retail operations of the Company, operating under the trade name “Advance Auto Parts” and “Discount Auto Parts” in the United States and “Western Auto” in Puerto Rico and the Virgin Islands. Wholesale consists of the wholesale operations, including distribution services to independent dealers and franchisees all operating under the “Western Auto” trade name.

The financial information for fiscal 2000 and 1999 has been restated to reflect the operating segments described above. Prior to January 1, 2000, management received and used financial information at the Advance Stores and consolidated Western levels. The Advance Stores segment consisted of the “Advance Auto Parts” retail locations and the Western segment consisted of the “Western Auto” retail locations and wholesale operations described above. The accounting policies of the reportable segments are the same as those of the Company.

ADVANCE AUTO PARTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 29, 2001, December 30, 2000, and January 1, 2000
(in thousands, except per share data and per store data)

The financial information for fiscal 2000 and 1999 has not been restated to reflect the change in accounting policy related to cooperative advertising funds. Had the new policy been applied in fiscal 2000 and 1999, gross profit and income before provision for income taxes and extraordinary item in the Retail segment would have been $829,475 and $39,393, respectively, in fiscal 2000 and $739,563 and a loss of $21,722, respectively, in fiscal 1999. The application of the new accounting policy to the Wholesale segment would not be material.
	Advance	Retail	Wholesale(b)	Eliminations	Totals
2001(a)
Net sales(c)	$—	$2,419,746	$97,893	$—	$2,517,639
Gross profit	—	1,052,881	14,046	—	1,066,927
Operating income (loss)	—	97,475	(8,362)	—	89,113
Net interest expense	(11,245)	(47,686)	(1,882)	—	(60,813)
(Loss) income before (benefit) provision for income taxes, extraordinary item and change in accounting method(d)	(11,245)	50,323	(10,577)	—	28,501
Extraordinary item, loss on debt extinguishment, net of $2,425 income taxes	—	(3,682)	—	—	(3,682)
Change in accounting method, net of $1,360 income taxes	—	(2,065)	—	—	(2,065)
Segment assets(d)	14,247	1,911,026	26,877	(1,535)	1,950,615
Depreciation and amortization	—	69,927	1,304	—	71,231
Capital expenditures	—	63,327	368	—	63,695

2000
Net sales(c)	$—	$2,167,308	$120,714	$—	$2,288,022
Gross profit	—	881,012	14,883	—	895,895
Operating income	—	91,590	1,199	—	92,789
Net interest expense	(9,871)	(51,684)	(4,141)	—	(65,696)
(Loss) income before (benefit) provision for income taxes and extraordinary item(d)	(9,871)	39,626	(2,594)	—	27,161
Extraordinary item, gain on debt extinguishment, net of $1,759 income taxes	—	2,933	—	—	2,933
Segment assets(d)	10,556	1,307,839	49,421	(11,456)	1,356,360
Depreciation and amortization	—	65,625	1,201	—	66,826
Capital expenditures	—	70,493	73	—	70,566

1999(e)
Net sales(c)	$—	$2,017,425	$189,520	$—	$2,206,945
Gross profit	—	791,985	10,847	—	802,832
Operating income (loss)	—	29,517	(9,282)	—	20,235
Net interest expense	(8,717)	(50,789)	(2,654)	—	(62,160)
Loss before benefit for income taxes(d)	(8,717)	(21,272)	(7,921)	—	(37,910)
Segment assets(d)	13,036	1,266,199	78,753	(9,359)	1,348,629
Depreciation and amortization	—	53,296	4,851	—	58,147
Capital expenditures	—	97,000	8,017	—	105,017

ADVANCE AUTO PARTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 29, 2001, December 30, 2000, and January 1, 2000
(in thousands, except per share data and per store data)

(a)	Amounts include non-recurring expenses separately disclosed in the accompanying statement of operations.

(b)
During fiscal 1999, certain assets, liabilities and the corresponding activity related to the Parts America store operations and a distribution center were transferred to the Retail segment through a dividend to Retail. Additionally, throughout fiscal 2000, the Company transferred certain assets to the Retail segment related to the Western Auto retail operations in Puerto Rico and the Virgin Islands.

(c)	For fiscal years 2001, 2000, and 1999, total net sales include approximately $403,000, $356,000 and $245,000, respectively, related to revenues derived from commercial sales.

(d)	Excludes investment in and equity in net earnings or losses of subsidiaries.

(e)	Fiscal 1999 results of operations do not reflect the allocation of certain shared expenses to the Wholesale segment. During fiscal 2000, Management adopted a method for allocating shared expenses.

25.    Quarterly Financial Data (unaudited):

The following table summarizes quarterly financial data for fiscal years 2001 and 2000:

	First	Second	Third	Fourth
2001
Net sales	$729,359	$607,478	$598,793	$582,009
Gross profit	311,450	257,228	256,734	241,515
Income (loss) before extraordinary item and cumulative effect of change in accounting principle	3,873	14,124	15,232	(16,040)
Net income (loss)	3,873	14,124	15,232	(21,787)
Basic income (loss) per share:
Before extraordinary item and cumulative effect of change in accounting principle	$0.14	$0.50	$0.54	$(0.54)
Net income (loss)	0.14	0.50	0.54	(0.73)
Diluted income (loss) per share:
Before extraordinary item and cumulative effect of change in accounting principle	$0.14	$0.49	$0.53	$(0.54)
Net income (loss)	0.14	0.49	0.53	(0.73)

The above fiscal 2001 quarterly information includes non-recurring gains and losses by quarter as follows:

	First	Second	Third	Fourth
Expenses associated with supply chain initiatives—gross profit	$—	$—	$—	$9,099
Expenses associated with supply chain initiatives—selling, general and administrative expense	—	—	—	1,394
Impairment of assets held for sales	1,600	—	—	10,700
Expenses associated with merger-related restructuring	—	—	—	3,719
Expenses associated with merger and integration	—	—	—	1,135
Non-cash stock option compensation expense	1,109	233	1,520	8,873
Non-recurring gain from the settlement of a vendor contract	(8,300)	—	—	—

ADVANCE AUTO PARTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 29, 2001, December 30, 2000, and January 1, 2000
(in thousands, except per share data and per store data)

	First	Second	Third	Fourth
2000
Net sales	$677,582	$557,650	$552,138	$500,652
Gross profit	258,975	216,533	223,903	196,484
(Loss) income before extraordinary item	(956)	10,381	9,507	(2,306)
Net (loss) income	(956)	10,381	12,440	(2,306)
Basic (loss) income per share:
Before extraordinary item	$(0.03)	$0.37	$0.34	$(0.08)
Net (loss) income	(0.03)	0.37	0.44	(0.08)
Diluted (loss) income per share:
Before extraordinary item	$(0.03)	$0.36	$0.33	$(0.08)
Net (loss) income	(0.03)	0.36	0.44	(0.08)

The above fiscal 2000 quarterly information includes non-recurring gains and losses by quarter as follows:

	First	Second	Third	Fourth
Non-cash stock option compensation expense	$352	$249	$(66)	$194
Impairment of assets held for sale	—	—	—	856
Non-recurring gain from the settlement of a vendor contract	—	—	—	(3,300)

Results of operations for the first three quarters of fiscal 2001 differ from the amounts previously reported in the Company’s 2001 Form 10-Q Quarterly Reports due to a change in the Company’s method of accounting for cooperative advertising funds received from vendors (Note 2). Results of operations as previously reported in the Company’s 2001 Form 10-Q Quarterly Reports for the first three quarters of fiscal 2001 were as follows:

	First	Second	Third
2001
Net sales	$729,359	$607,478	$598,793
Gross profit	295,939	244,341	244,063
Income before extraordinary item and cumulative effect of change in accounting principle	4,951	16,453	15,505
Net income	4,951	16,453	15,505
Basic income per share:
Before extraordinary item and cumulative effect of change in accounting principle	$0.18	$0.58	$0.55
Net income	0.18	0.58	0.55
Diluted income per share:
Before extraordinary item and cumulative effect of change in accounting principle	$0.17	$0.58	$0.54
Net income	0.17	0.58	0.54

ADVANCE AUTO PARTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 29, 2001, December 30, 2000, and January 1, 2000
(in thousands, except per share data and per store data)

Results of operations for the fiscal year ended 2000 do not reflect the Company’s change in accounting principle related to cooperative advertising funds. Fiscal 2000 results of operations on a pro forma basis for this change are as follows:

	First	Second	Third	Fourth
2000
(Loss) income before extraordinary item	$(3,714)	$10,766	$10,789	$(1,450)
Net (loss) income	(3,714)	10,766	13,722	(1,450)
Basic (loss) income per share:
Before extraordinary item	$(0.13)	$0.38	$0.38	$(0.05)
Net (loss) income	(0.13)	0.38	0.48	(0.05)
Diluted (loss) income per share:
Before extraordinary item	$(0.13)	$0.38	$0.38	$(0.05)
Net (loss) income	(0.13)	0.38	0.48	(0.05)

ADVANCE AUTO PARTS, INC.

SCHEDULE I—CONDENSED FINANCIAL INFORMATION OF THE REGISTRANT

December 29, 2001 and December 30, 2000
Condensed Parent Company Balance Sheets
(in thousands, except per share data)

	December 29, 2001	December 30, 2000
ASSETS
Cash and cash equivalents	$375	$178
Merchandise and other receivables	172	214
Intercompany receivable	1,102	—
Investment in subsidiary	368,683	231,371
Deferred income taxes	11,960	8,185
Other assets	1,740	1,979

Total assets	$384,032	$241,927

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accrued expenses	$87	$838
Long-term debt	95,374	84,215

Total liabilities	95,461	85,656
Stockholders’ equity
Preferred stock, nonvoting, $.0001 par value; 10,000 shares authorized; no shares issued or outstanding	—	—
Common stock, voting $.0001 par value; 100,000 shares authorized; 32,692 and 28,289 issued and outstanding	3	3
Additional paid-in capital	496,538	375,209
Stockholder subscription receivables	(2,676)	(2,364)
Accumulated deficit	(205,294)	(216,577)

Total stockholders’ equity	288,571	156,271

Total liabilities and stockholders’ equity	$384,032	$241,927

The accompanying notes to condensed parent company financial statements are an integral part of these balance sheets.

ADVANCE AUTO PARTS, INC.

SCHEDULE I—CONDENSED FINANCIAL INFORMATION OF THE REGISTRANT

Condensed Parent Company Statements of Operations
For the Years Ended December 29, 2001 December 30, 2000, and January 1, 2000
(in thousands, except per share data)

	For the Years Ended
	2001	2000	1999
Interest expense	$(11,424)	$(10,121)	$(8,948)
Interest income	179	250	231
Equity in earnings of subsidiaries	18,860	26,104	(19,565)
Income tax benefit	3,827	3,326	2,956

Net income (loss)	$11,442	$19,559	$(25,326)

Net income (loss) per basic share	$0.40	$0.69	$(0.90)
Net income (loss) per diluted share	$0.39	$0.68	$(0.90)

Average common shares outstanding	28,637	28,296	28,269
Dilutive effect of stock options	521	315	—

Average common shares outstanding—assuming dilution	29,158	28,611	28,269

The accompanying notes to condensed parent company financial statements are an integral part of these statements.

ADVANCE AUTO PARTS, INC.

SCHEDULE I—CONDENSED FINANCIAL INFORMATION OF THE REGISTRANT

Condensed Parent Company Statements of Cash Flows
(in thousands)

	For the Years Ended
	2001	2000	1999
Cash flows from operating activities:
Net income (loss)	$11,442	$19,559	(25,326)
Adjustments to reconcile net income (loss) to net cash provided by operations:
Amortization of deferred debt issuance costs	239	224	248
Amortization of bond discount	11,158	9,853	8,700
Benefit for deferred income taxes	(3,775)	(3,326)	(2,994)
Equity in earnings of subsidiary	(18,860)	(26,104)	19,565
Net decrease (increase) in:
Other assets	42	5,225	(59)
Other liabilities	76	40	1,154

Net cash provided by operating activities	322	5,471	1,288

Cash flows from investing activities:
Change in net intercompany with subsidiaries	(1,956)	(5,309)	(2,944)
Purchase of Advance Stores Class A Common Stock	—	(2,053)	—

Net cash used in investing activities	(1,956)	(7,362)	(2,944)

Cash flows from financing activities:
(Repurchases of) proceeds from stock transactions under subscription plan	(550)	1,602	423
Proceeds from exercise of stock options	2,381	—	—
Payment of debt issuance costs	—	—	(42)

Net cash provided by financing activities	1,831	1,602	381

Net increase (decrease) in cash and cash equivalents	197	(289)	(1,275)
Cash and cash equivalents, beginning of year	178	467	1,742

Cash and cash equivalents, end of year	$375	$178	$467

Supplemental cash flow information:
Interest paid	$—	$—	$—
Income taxes paid, net of refunds received	—	—	939
Noncash transactions:
Issuance of common stock and stock options—Discount acquisition	107,129	—	—
Equity transactions under the stockholder subscription and employee stock option plans	411	1,281	1,660
Equity method impact of outstanding stock options	11,735	729	1,082

The accompanying notes to condensed parent company financial statements are an integral part of these statements.

ADVANCE AUTO PARTS, INC.

SCHEDULE I—CONDENSED FINANCIAL INFORMATION OF THE REGISTRANT

Notes to Condensed Parent Company Statements
December 29, 2001 and December 30, 2000
(in thousands, except per share data)

1.    Presentation

These condensed financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and note disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to those rules and regulations, although management believes that the disclosures made are adequate to make the information presented not misleading.

2.    Organization

On November 28, 2001, Advance Holding Corporation (“Holding”) was merged with and into Advance Auto Parts, Inc. (the “Company”), with Advance Auto Parts, Inc. continuing as the surviving entity. Shareholders of Holding received one share of Company common stock in exchange for each outstanding share of Holding common stock. In addition, separate classes of common stock were eliminated, the par value of each share of common and preferred stock was set at $.0001 and $.0001 per share, respectively, and 100,000 and 10,000 shares of common and preferred stock were authorized, respectively. This transaction is a reorganization among entities under common control and has been treated in a manner similar to a pooling of interests. Accordingly, the accompanying financial statements have been changed to reflect the transaction as if it occurred on January 2, 1999. The Company was created in August 2001 and has no separate operations. Accordingly, the change resulted only in reclassifications between common stock and additional paid-in capital.

The Company is a holding company which was the 100% shareholder of Advance Stores Company, Incorporated (“Stores”) and certain other subsidiaries during the periods presented. The parent/subsidiary relationship between the Company and its subsidiaries includes certain related party transactions. These transactions consist primarily of interest on intercompany advances, dividends, capital contributions and allocations of certain costs. Deferred income taxes have not been provided for financial reporting and tax basis differences on the undistributed earnings of the subsidiaries.

ADVANCE AUTO PARTS, INC.

SCHEDULE I—CONDENSED FINANCIAL INFORMATION OF THE REGISTRANT

Notes to Condensed Parent Company Statements
December 29, 2001 and December 30, 2000
(in thousands, except per share data)

3.    Long-term Debt

Long-term debt at December 30, 2000 consists of senior discount debentures (the “Debentures”) issued during fiscal 1998. The Debentures were issued at a discount and accrete at a rate of 12.875%, compounded semi-annually, to an aggregate principal amount of $112,000 by April 15, 2003. Cash interest will not accrue on the Debentures prior to April 15, 2003. Commencing April 15, 2003, cash interest on the Debentures will accrue and be payable, at a rate of 12.875% per annum, semi-annually in arrears on each April 15 and October 15. As of December 29, 2001 and December 30, 2000, the Debentures have been accreted by $35,356 and $24,198 with corresponding interest expense of $11,158, $9,853 and $8,700 recognized for the years ended December 30, 2000, January 1, 2000 and January 2, 1999, respectively. The Debentures are redeemable at the option of the Company, in whole or in part, at any time on or after April 15, 2003 and mature on April 15, 2009.

ADVANCE AUTO PARTS, INC.

SCHEDULE I—CONDENSED FINANCIAL INFORMATION OF THE REGISTRANT

Notes to Condensed Parent Company Statements
December 29, 2001 and December 30, 2000
(in thousands, except per share data)

Upon the occurrence of a change of control (as defined), each holder of the Debentures will have the right to require the Company to purchase the Debentures at a price in cash equal to 101% of the accreted value thereof plus liquidated damages, if any, thereon in the case of any such purchase prior to April 15, 2003, or 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, thereon to the date of purchase in the case of any such purchase on or after April 15, 2003. The Company may not have any significant assets other than capital stock of Stores (which is pledged to secure the Company’s obligations under Stores’ senior credit facility). As a result, the Company’s ability to purchase all or any part of the Debentures will be dependent upon the receipt of dividends or other distributions from Stores or its subsidiaries. Stores’ senior credit facility and Stores’ senior subordinated notes have certain restrictions for Stores with respect to paying dividends and making any other distributions.

The Debentures are subordinated to all of the Company’s other liabilities. The Debentures contain certain non-financial restrictive covenants that are similar to the covenants contained in the notes. Substantially all of the net assets of the Company’s subsidiaries are restricted at December 29, 2001.

See Notes to Consolidated Financial Statements for Additional Disclosures

ADVANCE AUTO PARTS, INC. AND SUBSIDIARIES

SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS
(in thousands)

	Balance at Beginning of Period	Charges to Expenses	Deductions		Other		Balance at End of Period
Allowance for doubtful accounts receivable:
January 1, 2000	$3,780	$3,901	$(754	)(1)	$—		$6,927
December 30, 2000	6,927	2,152	(4,058	)(1)	—		5,021
December 29, 2001	5,021	2,106	(1,070	)(1)	3,833	(2)	9,890

(1) Accounts written off during the period. (2) Allowance for doubtful accounts receivable assumed and established in the Discount acquisition.

Restructuring reserves:
January 1, 2000	$37,763	$58	$(18,165	)(1)	$1,660	(2)	$21,316
December 30, 2000	21,316	1,673	(11,143	)(1)	(1,261	)(3)	10,585
December 29, 2001	10,585	8,771	(9,253	)(1)	13,509	(4)	23,612

(1)	Represents amounts paid for restructuring charges.
(2)	Restructuring reserves assumed and established in the Western merger.
(3)	Reductions to reserves assumed and established in the Western merger that exceeded the ultimate cost expended by the Company.
(4)   Restructuring reserves assumed and established in the Discount acquisition.